                                                                   EXHIBIT 99.01

DEL GLOBAL TECHNOLOGIES CORP.

                              FOR IMMEDIATE RELEASE

                       DEL GLOBAL TECHNOLOGIES ANNOUNCES
           FISCAL 2004 THIRD QUARTER AND NINE MONTHS OPERATING RESULTS

Q3 FY 2004 HIGHLIGHTS
     o   Net Sales Up 6% to $24.4 Million
     o   Consolidated Gross Margins Increase to 24.7% from 22.3%
     o   Operating Income of $1.7 Million Versus Operating Loss of $3.4 Million
     o   Net Loss Narrows  Significantly to $289,000,  or $0.03 Per Share, Which
         Includes $0.13 Per Share in One-Time Financing Fees and Non-Cash Income
         Tax Expense.
     o   Consolidated  Backlog Increases 35% to $35.5 Million from Levels at the
         Beginning of the 2004 Fiscal Year.

VALHALLA,  NY - June 15,  2004 -- DEL GLOBAL  TECHNOLOGIES  CORP.  (DGTC)  ("Del
Global") today announced operating results for its fiscal 2004 third quarter and nine month period ended May 1, 2004, as well as summary  balance sheet data (see attached tables).

Walter F.  Schneider,  President  and Chief  Executive  Officer  of Del  Global,
commented,  "We are pleased with Del  Global's  progress.  Profitability  at the
Medical  Systems Group  increased on a 30% rise in sales.  The Power  Conversion
Group was profitable in the third quarter of fiscal 2004, reflecting a reduction in the  infrastructure  costs at our High Voltage division to more appropriately match lower anticipated sales.  Consolidated  backlog at May 1, 2004 also posted solid growth from the end of fiscal  2003,  which we believe  reflects  both the quality of our products and Del Global's industry reputation."

FISCAL 2004 THIRD QUARTER RESULTS

Consolidated  net sales for the third  quarter of fiscal  2004  increased  6% to
$24.4 million from $23.0  million in the third quarter of fiscal 2003.  Sales at the  Company's  Medical  Systems Group  increased  29.8% to $17.4 million in the third quarter of fiscal 2004 from $13.4 million in the prior year period, due to higher  international  sales,  which offset slightly lower domestic sales,  plus favorable  exchange  rates from the  Company's  Villa  Sistemi  Medicali  S.p.A.
("Villa")  subsidiary.  Sales at the Company's Power  Conversion  Group declined
27.3% to $7.0  million in the third  quarter of fiscal 2004 from $9.6 million in the prior year period, due primarily to decreases in Explosive  Detection System
("EDS")  business and the previously  announced shift to in-house  production of components formerly purchased from Del Global by a large customer.

Consolidated  gross margin  increased to 24.7% in the fiscal 2004 third  quarter from  22.3% in the third  quarter  of fiscal  2003.  Gross  margins at the Power

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Conversion  Group rose to 28.2% from 22.4% in the prior year third quarter,  due primarily  to improved  procurement  practices  that  resulted in lower  average material  costs.  Gross margins at the Medical  Systems Group increased to 23.4%
from 22.1% due to higher domestic margins resulting from cost control measures.

Selling, general and administrative expense ("SG&A") declined as a percentage of net sales to 16.3% in the fiscal 2004 third quarter from 23.8% in the prior year third  quarter.  This  decrease was due to reduced legal and  accounting  costs, reduced  headcount  and  the  consolidation  of  the  Company's  Hicksville,  NY facility.

Operating  income  in the third  quarter  of fiscal  2004 was $1.7  million,  an improvement  of $5.1 million from an operating loss of $3.4 million in the third quarter of fiscal 2003.  The operating loss for the third quarter of fiscal 2003 included $2.4 million in litigation  settlement  and  facilities  reorganization costs.  Operating  income at the Medical Systems Group increased to $1.6 million from  $105,000  in the  year  earlier  period.  Operating  income  at the  Power
Conversion  Group improved to $507,000 from an operating loss of $2.6 million in the same period last year,  which  included the  aforementioned  $2.4 million in costs.

The net loss for the third  quarter of fiscal  2004  narrowed  significantly  to
$289,000,  or $0.03  per  share  from a net loss of $3.9  million,  or $0.38 per share,  for the fiscal 2003 third quarter.  The following  impacted the net loss for the third quarter of fiscal 2004:

            o    a $600,000  increase in interest  expense,  reflecting one time fees associated with the previously announced Waiver and Fourth
                 Amendment  to  the  Company's  U.S.  Credit  Facility  recently executed with its domestic lender, and

            o    a  $784,000   increase  in  provision  for  income  taxes,  due
                 primarily  to a  $732,000  non-cash  provision  for  taxes on a dividend from Villa to Del Global.

The net loss for the fiscal  2003 third  quarter of $3.9  million,  or $0.38 per
share,   included  the  aforementioned  $2.4  million  in  aggregate  litigation settlement and facilities reorganization costs.

BACKLOG

Consolidated  backlog  at May 1, 2004 was  approximately  $35.5  million  versus backlog at August 2, 2003 of  approximately  $26.3  million.  The backlog at the
Medical Systems Group increased by $12.3 million on strong international orders, partially  offset  by a $3.0  million  decrease  in the Power  Conversion  Group backlog from levels at the beginning of the 2004 fiscal year.  Substantially all of the backlog should result in shipments within the next 12 months.

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FINANCIAL CONDITION

Del Global's  balance  sheet at May 1, 2004  reflected  working  capital of $8.2 million  (of which $6.8  million was cash and cash  equivalents),  shareholders'
equity of $10.0 million and a stated book value of $0.97 per share. As of May 1,
2004, the Company had  approximately  $2.1 million of excess borrowing  capacity under its domestic revolving line of credit.

INVESTOR CONFERENCE CALL

Suzanne  M.  Hopgood,  Walter F.  Schneider  and  Thomas V.  Gilboy  will host a conference call on Thursday,  June 17, 2004 at 4:30 P.M. Eastern Time to discuss this news release.  The telephone  number to join this  conference call is (800)
915-4836. A taped replay of the call will be available through 5:00 P.M. Eastern
Time on June 24, 2004. Please dial (800) 428-6051 (Domestic) or (973) 709 - 2089
(International)  and  enter the  number  360472  to  listen  to the  replay.  In addition,  the conference  call will be broadcast live over the Internet via the
Webcast section of Del Global's web site at www.delglobal.com.  To listen to the live  call on the  Internet,  go to the web site at least  15  minutes  early to register,  download and install any necessary audio software.  If you are unable to participate in the live call, the conference call will be archived and can be accessed on Del Global's website for approximately five business days.

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable x-ray systems,  radiographic/ fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical  industrial  applications.  Industrial applications  for which Del Global  supplies power  subsystems  include  airport
explosives   detection,   analytical   instrumentation,   semiconductor  capital
equipment and energy exploration.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to, the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital  facilities;  favorable  determinations  in various legal and regulatory matters;  the ability of Del Global to meet its obligations  under the agreement in principle with the US Government regarding the proposed settlement of the DoD matter;  the ability of Del Global to avoid a debarment from doing business with the U.S. Government;  and favorable general economic conditions.  Actual results could differ  materially from those expressed or implied in the  forward-looking statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are  specified  in the  Company's  filings  with  the  Securities  and  Exchange
Commission.

CONTACT:                                           INVESTOR RELATIONS:
Del Global Technologies Corp.                      The Equity Group Inc.
Walter F. Schneider, President                     Devin Sullivan (212) 836-9608
  & Chief Executive Officer                        Adam Prior     (212) 836-9606
Thomas V. Gilboy, Chief Financial Officer
(914) 686-3600

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                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                THREE MONTHS ENDED           NINE MONTHS ENDED
                                            MAY 1, 2004    MAY 3, 2003   MAY 1, 2004   MAY 3, 2003
                                            -----------    -----------   -----------   -----------

NET SALES                                    $ 24,413      $ 23,039      $ 75,958      $ 74,907
COST OF SALES                                  18,372        17,911        59,129        59,015
                                             --------      --------      --------      --------
GROSS MARGIN                                    6,041         5,128        16,829        15,892

Selling, general and administrative             3,976         5,478        13,865        16,458
Research and development                          413           702         1,144         1,748
Litigation settlement costs                      --           2,126         3,199         2,126
Impairment of goodwill and other
 intangible assets                               --            --           1,453          --
Facilities reorganization costs                  --             253          --             706
                                             --------      --------      --------      --------
Total operating expenses                        4,389         8,559        19,661        21,038

OPERATING INCOME (LOSS)                         1,652        (3,431)       (2,832)       (5,146)

Interest expense                                  915           315         1,562         1,028
Other (income) expense                            (52)           35          (104)         (437)
                                             --------      --------      --------      --------

INCOME (LOSS) BEFORE INCOME
TAXES AND MINORITY INTEREST                       789        (3,781)       (4,290)       (5,737)

INCOME TAX PROVISION                              940           156         8,479         4,944
                                             --------      --------      --------      --------

LOSS BEFORE MINORITY INTEREST                    (151)       (3,937)      (12,769)      (10,681)

MINORITY INTEREST                                 138           (11)          484           106
                                             --------      --------      --------      --------

NET LOSS                                     $   (289)     $ (3,926)     $(13,253)     $(10,787)
                                             ========      ========      ========      ========

LOSS PER SHARE, BASIC AND DILUTED            $  (0.03)     $  (0.38)     $  (1.28)     $  (1.04)
                                             ========      ========      ========      ========

Weighted average number of common shares
   outstanding, basic and diluted              10,333        10,338        10,333        10,344
                                             ========      ========      ========      ========

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                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                          May 1, 2004  August 2, 2003
                                          -----------  --------------

Current Assets                              $42,098       $40,213
Total Assets                                $55,006       $60,492

Current Liabilities                         $33,864       $26,615
Total Liabilities                           $43,633       $36,260

Minority Interest in Subsidiary             $ 1,326       $ 1,253

Shareholders' Equity                        $10,047       $22,979

Common Shares Outstanding End of Period      10,333        10,333
Book Value Per Share                        $  0.97       $  2.22